UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported August 10, 2009): August 12, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Colonial Bank (the “Bank”), a wholly owned subsidiary of The Colonial BancGroup, Inc. (“BancGroup”), received notice on August 10, 2009 from the Federal Deposit Insurance Corporation (“FDIC”), the Bank’s primary federal regulator, directing CBG Florida REIT Corp., an indirect subsidiary of the Bank, to exchange all outstanding shares of its Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Stock, Class A, Series A (the “REIT Preferred Stock”) for an equal amount of Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Stock, Series A of BancGroup (the “BancGroup Preferred Stock”) due to the occurrence of an “Exchange Event” (as described in BancGroup’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007). As of the date of this report, there was $300 million in liquidation amount of REIT Preferred Stock outstanding.

The exchange was effective at 8:00 a.m. New York time on August 11, 2009. BancGroup will shortly send notice to registered holders of the REIT Preferred Stock of the procedures for exchanging their REIT Preferred Stock for BancGroup Preferred Stock. Until certificates representing the BancGroup Preferred Stock are issued, the certificates representing the REIT Preferred Stock will be deemed for all purposes to represent BancGroup Preferred Stock.

The description of the exchange above is a summary and does not purport to be a complete description of all of the terms of such exchange or the terms of the BancGroup Preferred Stock. The following summary describes the material terms and provisions of the BancGroup Preferred Stock. These descriptions are qualified in their entirety by reference to the terms and provisions of the Certificate of Designations which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

General

BancGroup will issue 300,000 shares of its Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Stock, Series A, par value $2.50 per share and liquidation preference $1,000 per share (the “BancGroup Preferred Stock”). The holders of the BancGroup Preferred Stock will have no pre-emptive rights with respect to any shares of BancGroup’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock. The BancGroup Preferred Stock is perpetual and will not be convertible into shares of BancGroup common stock or any other class or series of its capital stock, and will not be subject to any sinking fund or other obligation for its purchase or retirement.

Ranking

The BancGroup Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to BancGroup’s common stock, and each other class of capital stock BancGroup may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the BancGroup Preferred Stock as to dividend rights and rights on BancGroup’s liquidation, winding-up and dissolution (collectively referred to as “BancGroup Junior Stock”). BancGroup may authorize and issue additional shares of preferred stock that may rank junior to or pari passu with the BancGroup Preferred Stock as to dividends and upon liquidation, winding-up or dissolution without the consent of the holders of the BancGroup Preferred Stock.

Dividends

Dividends on the BancGroup Preferred Stock will be payable if, when and as declared by BancGroup’s Board of Directors out of its legally available funds, on a non-cumulative basis at an annual rate of 7.114% until May 15, 2012 (whether or not a Business Day), and 3-Month USD LIBOR (calculated as set forth in the Certificate of Designations) plus 2.02% for the Dividend Period (as defined below) starting on May 15, 2012 and for each Dividend Period thereafter, in each case, on the liquidation preference thereof, which is $1,000 per share, from and including the Dividend Payment Date (as defined below) on or prior to the date of issuance of the BancGroup Preferred Stock. Dividends on the BancGroup Preferred Stock will be payable (i) semi-annually on

May 15 and November 15 of each year, commencing on November 15, 2009, through May 15, 2012 and (ii) quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2012, or in each case, the next Business Day if any such day is not a Business Day (each, a “Dividend Payment Date”). Each period from and including a Dividend Payment Date (or the date of issuance of the BancGroup Preferred Stock) to but excluding the following Dividend Payment Date is referred to herein as a “Dividend Period”. The record date for the payment of dividends, if declared, will be the first day of the month in which the relevant Dividend Payment Date occurs or, if any such day is not a Business Day, the next day that is a Business Day. Dividends payable on the BancGroup Preferred Stock for any period greater or less than a full Dividend Period will be computed on the basis of (i) for any Dividend Periods ending prior to or in May 2012, a year of twelve 30-day months and (ii) for any Dividend Periods thereafter, the actual number of days elapsed in the relevant Dividend Period divided by 360. No interest will be paid on any dividend payment made on the BancGroup Preferred Stock.

Dividends on the BancGroup Preferred Stock will be non-cumulative. If BancGroup’s Board of Directors does not declare a dividend on the BancGroup Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the BancGroup Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and BancGroup will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the BancGroup Preferred Stock, BancGroup’s common stock or any other class or series of BancGroup’s preferred stock. Accumulated and unpaid dividends on the REIT Preferred Stock for the current Dividend Period will be deemed to be accumulated but unpaid and undeclared dividends on the BancGroup Preferred Stock.

Redemption

The BancGroup Preferred Stock will not be redeemable at the option of the holders thereof. Subject to the replacement capital covenant described below, if (i) BancGroup has paid all dividends previously declared for payment and (ii) in the event that the redemption date is also a Dividend Payment Date, BancGroup has first declared full dividends on the BancGroup Preferred Stock for the Dividend Period relating to such Dividend Payment Date then, subject to BancGroup having received any then required prior regulatory approval for any proposed redemption of BancGroup Preferred Stock, BancGroup may, at its option, redeem the BancGroup Preferred Stock:

•

in whole or in part, on May 15, 2012 and each Dividend Payment Date occurring in May of each fifth succeeding year thereafter (each, a “Five-Year Date”), at a cash redemption equal to $1,000 per share of BancGroup Preferred Stock;

•	in whole but not in part, prior to May 15, 2012, within 90 days after the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of:

•	the greater of:

(i)	$1,000 per share of BancGroup Preferred Stock, and

(ii)	the sum of the present value of $1,000 per share of BancGroup Preferred Stock, discounted from May 15, 2012 to the redemption date, and the present values of all undeclared dividends for each Dividend Period from the redemption date to and including May 15, 2012, discounted from their applicable Dividend Payment Dates to the redemption date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Certificate of Designations), as calculated by an independent investment banker, plus 0.500%,

•	plus, if the redemption date is not a Dividend Payment Date, accumulated dividends for the period from, and including, the last Dividend Payment date to, but excluding, the redemption date;

•

in whole but not in part, on any Dividend Payment Date prior to May 15, 2012 for any reason other than the occurrence of a Rating Agency Event or Regulatory Capital Event, at a cash redemption price equal to the sum of:

•	the greater of:

(i)	$1,000 per share of BancGroup Preferred Stock, and

(ii)	the sum of the present value of $1,000 per share of BancGroup Preferred Stock, discounted from May 15, 2012 to the redemption date, and the present values of all undeclared dividends for the Dividend Periods from the redemption date to and including May 15, 2012, discounted from their applicable Dividend Payment Dates to the redemption date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an independent investment banker, plus 0.375%;

•	plus, if the redemption date is not a Dividend Payment Date, accumulated dividends for the period from, and including, the last Dividend Payment Date to, but excluding, the Redemption Date;

•

in whole but not in part, on any Dividend Payment Date after May 15, 2012 that is not a Five-Year Date, within 90 days after the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to $1,000 per share of BancGroup Preferred Stock, plus if the redemption date is not a Dividend Payment Date, accumulated dividends for the period from, and including, the last Dividend Payment Date to, but excluding, the redemption date; and

•

in whole but not in part, on any Dividend Payment Date after May 15, 2012 that is not a Five-Year Date for any reason other than the occurrence of a Rating Agency Event or Regulatory Capital Event, at a cash redemption price equal to the sum of:

•	the greater of:

(i)	$1,000 per share of BancGroup Preferred Stock, and

(ii)	the sum of the present value of $1,000 per share of BancGroup Preferred Stock, discounted from the next succeeding Five-Year Date to the redemption date, and the present values of all undeclared dividends for the Dividend Periods from the redemption date to and including the next succeeding Five-Year Date, discounted from their applicable Dividend Payment Dates to the redemption date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 3-Month USD LIBOR Rate applicable to the Dividend Period immediately preceding such redemption date (which 3-Month USD LIBOR Rate will also, for purposes of calculating such redemption price, be the rate used in calculating the amount for each undeclared dividend), as calculated by an independent investment banker;

•	plus if the redemption date is not a Dividend Payment Date, accumulated dividends for the period from, and including, the last Dividend Payment Date to, but excluding, the redemption date,

in each case, without accumulation of any undeclared dividends with respect to Dividend Payment Dates prior to the redemption date.

A “Regulatory Capital Event” occurs with respect to the BancGroup when BancGroup determines that there is more than an insubstantial risk that the BancGroup Preferred Stock will no longer be of a type that constitutes Tier I capital of BancGroup for purposes of the capital adequacy guidelines issued by the Board of

Governors of the Federal Reserve System applicable to bank holding companies as a result of a change in applicable laws, regulations or related interpretations after the original issue date of the REIT Preferred Stock.

A “Rating Agency Event” occurs when BancGroup reasonably determines that any rating agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the BancGroup Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the BancGroup Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the original issue date of the REIT Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the BancGroup Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the original issue date of the REIT Preferred Stock.

Dividends will cease to accrue on the BancGroup Preferred Stock called for redemption on and as of the date fixed for redemption and such BancGroup Preferred Stock will be deemed to cease to be outstanding, provided that the redemption price, including any authorized and declared but unpaid dividends for the current Dividend Period, if any, to the date fixed for redemption, has been duly paid or provision has been made for such payment.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, prior to any redemption date to each holder of the BancGroup Preferred Stock to be redeemed, at such holder’s registered address.

Replacement Capital Covenant

BancGroup has entered into a “Replacement Capital Covenant” in which it covenanted in favor of certain of its debtholders, that, if prior to May 15, 2017, BancGroup or one of its subsidiaries, purchases or redeems BancGroup Preferred Stock, BancGroup or its subsidiaries will do so only if and to the extent that the total redemption or purchase price is equal to or less than designated percentages of the net cash proceeds that BancGroup or its subsidiaries have received during the 180 days prior to the redemption or purchase from the issuance of BancGroup common stock, non-cumulative perpetual preferred stock or certain other securities or combinations of securities satisfying the requirements of the Replacement Capital Covenant.

BancGroup’s covenants in the Replacement Capital Covenant run in favor of persons that buy, hold or sell BancGroup’s indebtedness during the period that such indebtedness is “Covered Debt”, which is currently comprised of Colonial’s 7.875% Trust Preferred Securities due October 1, 2033, bearing CUSIP No. 19560Q203.

Other debt will replace BancGroup’s Covered Debt under the Replacement Capital Covenant on the earlier to occur of (i) the date two years prior to the maturity of the existing Covered Debt and (ii) the date of a redemption or purchase of the existing Covered Debt in an amount such that the outstanding principal amount of the existing Covered Debt is or will become less than $100 million.

The Replacement Capital Covenant is subject to various additional terms and conditions and this description is qualified in its entirety by reference to the Replacement Capital Covenant, a copy of which has been filed by BancGroup as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007.

Rights upon Liquidation

If BancGroup voluntarily or involuntarily liquidates, dissolves or winds up, the holders of BancGroup Preferred Stock at the time outstanding will be entitled to an amount equal to $1,000 per share, plus an amount equal to the undeclared dividends from the most recent Dividend Payment Date to, but not including, the date the liquidation payment is made, out of BancGroup’s assets legally available for distribution to its shareholders, before any distribution of assets is made to holders of BancGroup’s common stock or any securities ranking junior to the BancGroup Preferred Stock, subject to the rights of the holders of any series of BancGroup’s preferred stock ranking on a parity with the BancGroup Preferred Stock (“BankGroup Parity Stock”).

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the BancGroup Preferred Stock will have no right or claim to any of BancGroup’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding-up, BancGroup’s available assets are insufficient to pay the amount of the liquidation distributions on all outstanding BancGroup Preferred Stock and the corresponding amounts payable on any other securities of equal ranking, then the holders of the BancGroup Preferred Stock and any other securities of equal ranking will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, BancGroup’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into it, or the sale of all or substantially all of BancGroup’s property or business, will not be deemed to constitute its liquidation, dissolution, or winding-up.

Voting Rights

Holders of BancGroup Preferred Stock will not have any voting rights, including the right to elect any directors, except upon issuance as required by law, or as set forth below.

The Delaware General Corporation Law attaches mandatory voting rights to classes of shares that are affected by certain amendments to the certificate of incorporation.

If BancGroup fails to pay, or declare and set aside for payment, full dividends on the BancGroup Preferred Stock or any other class or series of BancGroup Parity Stock for six Dividend Periods or their equivalent, the authorized number of BancGroup’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of BancGroup Preferred Stock, voting together as a single and separate class with the holders of any outstanding BancGroup Parity Stock, will have the right to elect two directors in addition to the directors then in office at BancGroup’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until BancGroup pays dividends in full on the BancGroup Preferred Stock and any BancGroup Parity Stock for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent.

The term of such additional directors will terminate, and the total number of directors will be decreased by two after BancGroup pays dividends in full for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends in full on the BancGroup Preferred Stock and any BancGroup Parity Stock for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all BancGroup Preferred Stock. After the term of such additional directors terminates, the holders of the BancGroup Preferred Stock will not be entitled to elect additional directors unless full dividends on the BancGroup Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.

Any additional director elected by the holders of the BancGroup Preferred Stock and the BancGroup Parity Stock may be removed only by the vote of the holders of record of the outstanding BancGroup Preferred Stock and BancGroup Parity Stock, voting together as a single and separate class, at a meeting of BancGroup’s shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding BancGroup Preferred Stock and BancGroup Parity Stock, voting together as a single and separate class.

So long as any shares of BancGroup Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of BancGroup Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the BancGroup Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•

any amendment, alteration or repeal of any provision of BancGroup’s Amended and Restated Certificate of Incorporation (including the Certificate of Designation creating the BancGroup Preferred Stock) or BancGroup’s bylaws that would alter or change the voting powers, preferences or special rights of the BancGroup Preferred Stock so as to affect them adversely;

•

any amendment or alteration of BancGroup’s Amended and Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of BancGroup’s capital stock ranking senior to the BancGroup Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or BancGroup’s winding-up; or

•

the consummation of a binding share exchange or reclassification involving the BancGroup Preferred Stock or a merger or consolidation of BancGroup with another entity, except holders of BancGroup Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the BancGroup Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which BancGroup is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such BancGroup Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the BancGroup Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued BancGroup Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the BancGroup Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon BancGroup’s liquidation, dissolution or winding-up will not be deemed to adversely affect the voting powers, preferences or special rights of the BancGroup Preferred Stock and, notwithstanding any provision of Delaware law, holders of BancGroup Preferred Stock will have no right to vote on such an increase.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Parity Stock (including the BancGroup Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of BancGroup Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by BancGroup for the benefit of the holders of the BancGroup Preferred Stock to effect such redemption.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit
4.1	Certificate of Designations

This report and the information incorporated by reference contain “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential,” “would,” “anticipates,” and the negative of these terms and similar expressions as they relate to BancGroup (including its subsidiaries and its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s Securities and Exchange Commission (the “SEC”) reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com ), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	continued deterioration in Colonial Bank’s financial condition, including losses in our loan portfolio greater than estimated or expected;

•	the outcome of any governmental investigation;

•	failure to close on the pending sale of 21 branch offices of Colonial Bank located in Nevada pursuant to the asset purchase agreement with Global Consumer Acquisition Corporation (GCAC);

•	imposition of regulatory conditions or requirements on either BancGroup or GCAC that could make consummation of the transaction impracticable;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	failure to comply with recent regulatory orders, and additional regulatory measures that could be imposed as a result;

•	possible inability of the Company to continue as a going concern;

•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond, including a reduction in assets to improve capital ratios;

•	the anticipated savings and revenue enhancements from the Colonial 1st program may not be achieved in their entirety or accomplished within our expected time frame;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state legislative and regulatory changes;

•	current or future litigation, regulatory investigations, proceedings, inquiries or directives;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

•

details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ SARAH H. MOORE
Sarah H. Moore
Senior Executive Vice President and Chief Financial Officer

Date: August 12, 2009